Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspira Technologies Oxy B.H.N. Ltd.

2 Ha-Tidhar St.

Rananna 4366504, Israel

We consent to the incorporation by reference in this Registration Statement (No. 333-253920) Post-Effective Amendment No. 5 to Form F-1 of our report dated August 29, 2024, relating to the financial statements of Inspira Technologies OXY B.H.N. Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

August 29, 2024